CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
HSBC USA Inc. AutoCallable Notes Linked to the S&P 500® Index due January 30, 2015	$739,000	$84.69

(1) Calculated in accordance with Rule 457 (r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-158385

PRICING SUPPLEMENT

Dated January 26, 2012

(To Prospectus dated April 2, 2009,

Prospectus Supplement dated April 9, 2009 and

Underlying Supplement no. 3 dated October 22, 2010)

$739,000 AutoCallable Notes due January 30, 2015

Linked to the S&P 500® Index

These Autocallable Notes (each a “Note” and collectively the “Notes”) are linked to the performance of the S&P 500® Index (the “Index”). If, on any Call Valuation Date, the closing level of the Index is equal to or greater than the Initial Level, the Notes will be automatically called and investors will (subject to the credit risk of HSBC USA Inc.) receive 100% of the principal amount of their Notes plus a pre-determined Call Premium. If the Notes are not automatically called prior to maturity and the Final Level of the Index is equal to or greater than the Barrier Level, investors will receive (subject to the credit risk HSBC USA Inc.) 100% of the principal amount of their Notes. If the Notes are not automatically called prior to maturity and the Final Level of the Index is less than the Barrier Level, investors will be fully exposed to any decline of the Index from the Initial Level on the Trade Date to the Final Level on the Final Valuation Date and will lose some or all of the principal amount of their Notes.

The Notes are senior unsecured debt obligations of the Issuer, HSBC USA Inc., and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC USA Inc., except such obligations as may be preferred by operation of law. Any payment to be made on the Notes, including the principal at maturity or early redemption, depends on the ability of HSBC USA Inc. to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC USA Inc. may affect the market value of the Notes and, in the event HSBC USA Inc. were to default on its obligations, you may not receive the amounts owed to you under the terms of the Notes.

Terms and Conditions
Issuer	HSBC USA Inc.
Trade Date / Pricing Date	January 26, 2012
Settlement Date	January 31, 2012
Final Valuation Date**	January 27, 2015*
Maturity Date*	January 30, 2015
Call Valuation Dates*	February 1, 2013 January 29, 2014 January 27, 2015
Reference Asset	S&P 500® Index
Ticker	SPX <INDEX> (Bloomberg)
Call Premium Percentages	9.50% (first Call Valuation Date) 19.00% (second Call Valuation Date) 28.50% (final Call Valuation Date)
Initial Level	1,318.43, which was the Official Closing Level of the Reference Asset on the Trade Date
Final Level	Official Closing Level of the Reference Asset on the Final Valuation Date
Barrier Level	922.90, which is 70% of the Initial Level, observed only on the Final Valuation Date
CUSIP	4042K1VF7
ISIN	US4042K1VF74

* Subject to adjustment as described below under the caption “Call Valuation Dates and Maturity Date”.

Investment in the Notes involves certain risks. You should refer to “Risk Factors” beginning on page PS-6 of this document, page S-3 of the accompanying prospectus supplement and page US3-1 of the accompanying underlying supplement no. 3.

Payoff Diagram

Hypothetical Examples****

Index Return	Investment in the Notes	Direct Investment in the Index	Index Return	Investment in the Notes	Direct Investment in the Index
100%	$1,285	$2,000	-5%	$1,000	$950
90%	$1,285	$1,900	-10%	$1,000	$900
80%	$1,285	$1,800	-20%	$1,000	$800
70%	$1,285	$1,700	-30%	$1,000	$700
60%	$1,285	$1,600	-31%	$690	$690
50%	$1,285	$1,500	-40%	$600	$600
40%	$1,285	$1,400	-50%	$500	$500
30%	$1,285	$1,300	-60%	$400	$400
20%	$1,285	$1,200	-70%	$300	$300
10%	$1,285	$1,100	-80%	$200	$200
5%	$1,285	$1,050	-90%	$100	$100
0%	$1,285	$1,000	-100%	$0	$0

**** These hypothetical examples assume that the Notes have not been called in respect of the first or second Call Valuation Dates, and are based on a number of other assumptions, as set forth on page PS-8 of this pricing supplement. These hypothetical examples are included for illustrative purposes only.

The Notes will not be listed on any U.S. securities exchange or automated quotation system. The Notes will not bear interest.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Notes or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or underlying supplement. Any representation to the contrary is a criminal offense.

We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the Notes. HSBC Securities (USA) Inc. will purchase the Notes from us for distribution to other registered broker-dealers or will offer the Notes directly to investors. HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-10 of this pricing supplement.

Investment in the Notes involves certain risks. You should refer to “Risk Factors” beginning on page PS-6 of this document, page S-3 of the accompanying prospectus supplement and page US3-1 of the accompanying underlying supplement no. 3.

	Price to Public	Fees and Commissions[1]	Proceeds to Issuer
Per Note Total	$1,000 $739,000	$25 $18,475	$975 $720,525

1See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-10 of this pricing supplement.

HSBC USA Inc. Autocallable Notes Linked to the S&P 500® Index

This pricing supplement relates to a single offering of Autocallable Notes. This offering has the terms described in this pricing supplement and the accompanying prospectus supplement, prospectus and underlying supplement. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or underlying supplement, the terms described in this pricing supplement shall control.

This pricing supplement relates to an offering of Notes linked to the performance of the S&P 500® Index (the “Reference Asset”). The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset as described below. The following key terms relate to the offering of Notes:

Issuer:	HSBC USA Inc.
Principal Amount:	$1,000 per Note
Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 in excess thereof
Reference Asset:	S&P 500® Index (Ticker: SPX)
Trade Date / Pricing Date:	January 26, 2012
Settlement Date:	January 31, 2012
Final Valuation Date:	January 27, 2015, subject to adjustment as described below under the caption “Call Valuation Dates and Maturity Date.”
Maturity Date:	3 business days after the Final Valuation Date and is expected to be January 30, 2015. The Maturity Date is subject to adjustment as described below under the caption “Call Valuation Dates and Maturity Date.”
Call Feature:	The Notes will be automatically called if the Official Closing Level of the Reference Asset on any annual Call Valuation Date is at or above the Initial Level. In such a case, you will receive a cash payment equal the applicable Call Price payable on the applicable Early Redemption Date.
Call Valuation Dates:	February 1, 2013 (the first Call Valuation Date), January 29, 2014 (the second Call Valuation Date) and January 27, 2015 (the Final Valuation Date), each subject to postponement in the event of a Market Disruption Event as set forth below.
Early Redemption Date:	With respect to all Call Valuation Dates, including the Final Valuation Date, three business days following the applicable Call Valuation Date. An Early Redemption Date is also subject to adjustment as described below under the caption “Call Valuation Dates and Maturity Date.”
Call Price:	If the Notes are called, you will receive, on the applicable Early Redemption Date, a cash payment per $1,000 Principal Amount of Notes equal to the Call Price for the corresponding Call Valuation Date. The amount of the Call Price will be based upon the Call Premium provided in the table below. Call Valuation Date Call Premium Call Price (per $1,000 Principal Amount Note) February 1, 2013 9.50% $1,095 January 29, 2014 19.00% $1,190 January 27, 2015 28.50% $1,285

Call Valuation Date	Call Premium	Call Price (per $1,000 Principal Amount Note)
February 1, 2013	9.50%	$1,095
January 29, 2014	19.00%	$1,190
January 27, 2015	28.50%	$1,285

Barrier Level:	922.90, which is 70% of the Initial Level, observed only on the Final Valuation Date
Payment at Maturity:

If the Notes are not called, you will receive a payment on the Maturity Date calculated as follows:

■  If the Final Level is less than the Initial Level but greater than or equal to the Barrier Level, you will receive a cash payment on the Maturity Date equal to 100% of the Principal Amount.

■  If the Final Level is less than the Barrier Level, you will receive a cash payment on the Maturity Date equal to:

$1,000 + ($1,000 × Reference Return)

For example, if the Reference Return is -31%, you will suffer a 31% loss and receive 69% of the Principal Amount. If the Final Level is less than the Barrier Level, you may lose your entire investment.

PS-2

Reference Return:	Final Level – Initial Level Initial Level
Initial Level:	1,318.43, which was the Official Closing Level of the Reference Asset on the Trade Date.
Final Level:	The Official Closing Level of the Reference Asset on the Final Valuation Date.
Official Closing Level:	The closing level of the S&P 500® Index on any scheduled trading day as determined by the calculation agent based upon the value displayed on Bloomberg Professional® service page “SPX <INDEX>” or any successor page on Bloomberg Professional® service or any successor service, as applicable.
CUSIP/ISIN:	4042K1VF7 / US4042K1VF74
Form of Notes:	Book-Entry
Calculation Agent:	HSBC USA Inc. or one of its affiliates.

PS-3

general

This pricing supplement relates to a single Note offering linked to the Reference Asset identified on the cover page. The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. linked to a single Reference Asset. Although the offering of Notes relates to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009 and the underlying supplement no. 3 dated October 22, 2010. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus, or underlying supplement, the terms described in this pricing supplement shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page PS-6 of this pricing supplement, page S-3 of the prospectus supplement and page US3-1 of underlying supplement no. 3, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and an underlying supplement) with the SEC for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus, prospectus supplement and underlying supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and underlying supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The underlying supplement no. 3 at: http://www.sec.gov/Archives/edgar/data/83246/000114420410055205/v198039_424b2.htm
}	The prospectus supplement at: www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm
}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

PAYMENT ON THE NOTES

Call Feature

The Notes will be automatically called if the Official Closing Level on any annual Call Valuation Date is at or above the Initial Level. If the Notes are automatically called, investors will receive, on the corresponding Early Redemption Date, a cash payment per $1,000 Principal Amount of Notes equal to the Call Price for the applicable Call Valuation Date. The Call Price is a cash payment reflecting a return equal to the Call Premium of 9.50% in respect of the first Call Valuation Date, 19.00% in respect of the second Call Valuation Date and 28.50% in respect of the final Call Valuation Date.

Maturity

Unless the Notes are automatically called, on the Maturity Date and for each $1,000 Principal Amount of Notes, you will receive a cash payment determined as follows:

}	If the Final Level is less than the Initial Level but greater than or equal to the Barrier Level, 100% of the Principal Amount.
}	If the Final Level is less than the Barrier Level:

$1,000 + ($1,000 × Reference Return)

For example, if the Reference Return is -31%, you will suffer a 31% loss and receive 69% of the Principal Amount. If the Final Level is less than the Barrier Level, you may lose your entire investment.

Calculation Agent

We or one of our affiliates will act as Calculation Agent with respect to the Notes.

PS-4

Indenture and Trustee

Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, the Notes will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee. Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent

Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the Notes pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Reference Sponsor

Standard and Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., is the reference sponsor.

INVESTOR SUITABILITY

The Notes may be suitable for you if:

}	You believe the Final Level will not be below the Barrier Level, but you are willing to lose some or all of your initial investment if the Final Level is less than the Barrier Level.
}	You believe the Official Closing Level will be at or above the Initial Level on at least one Call Valuation Date, including the Final Valuation Date.
}	You are willing to hold Notes that will be called on any Call Valuation Date on which the Official Closing Level is at or above the Initial Level, or you are otherwise willing to hold the Notes to maturity.
}	You are willing to make an investment whose return is limited to the pre-specified return on any Early Redemption Date, a total return equal to the relevant Call Price.
}	You are willing to forgo dividends or other distributions paid to holders of stocks comprising the Reference Asset.
}	You do not seek current income from this investment.
}	You do not seek an investment for which there will be an active secondary market.
}	You are willing to accept the risk and return profile of the Notes versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.
}	You are comfortable with the creditworthiness of HSBC, as Issuer of the Notes.

The Notes may not be suitable for you if:

}	You believe that the Final Level will be below the Barrier Level.
}	You seek an investment that provides a full return of principal at maturity.
}	You are not willing to make an investment in which you could lose your entire principal amount.
}	You seek an investment whose return is not limited to the pre-specified return on any Early Redemption Date, which is equal to the relevant Call Price.
}	You are unable or unwilling to hold securities that will be called on any Call Valuation Date on which the Official Closing Level is at or above the Initial Level, or you are otherwise unable or unwilling to hold the Notes to maturity.
}	You prefer to receive the dividends or other distributions paid on any stocks included in the Reference Asset.
}	You seek an investment with current income.
}	You seek an investment for which there will be an active secondary market.
}	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.
}	You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the Notes.

PS-5

RISK FACTORS

We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement and on page US3-1 of the accompanying underlying supplement no. 3. Investing in the Notes is not equivalent to investing directly in any of the stocks comprising the Reference Asset. You should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the Notes in light of your particular financial circumstances and the information set forth in this pricing supplement and the accompanying prospectus, prospectus supplement and underlying supplement.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and underlying supplement including the explanation of risks relating to the Notes described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement; and
}	“—Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the prospectus supplement;

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the Notes may result in a loss.

The Notes differ from ordinary debt securities in that, if the Notes are not automatically called early, we will not pay you 100% of the Principal Amount of your Notes if the Final Level is less than the Barrier Level. In this case, the Payment at Maturity you will be entitled to receive will be less than the Principal Amount of the Notes and you could lose your entire initial investment if the value of the Reference Asset falls to zero.

The Notes may be called prior to the Maturity Date.

If the Notes are automatically called early, the holding period over which you would receive the Call Premium could be as little as one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Notes at a comparable return for a similar level of risk in the event the Notes are called prior to the Maturity Date.

Your return on the Notes is limited.

Your potential gain on the Notes will be limited to the Call Price applicable to a Call Valuation Date, regardless of the appreciation in the Reference Asset, which may be significant. Similarly, because the determination of whether the Notes will be called will be based on the Official Closing Level of the Reference Asset on a limited number of Call Valuation Dates prior to the Maturity Date, and because, if the Notes are not called, the Final Level will be based on the Official Closing Level of the Reference Asset on the last Call Valuation Date (i.e., the Final Valuation Date), your return may be adversely affected by a sudden or temporary decrease in the Official Closing Level of the Reference Asset on any or all of the Call Valuation Dates. Conversely, you will not benefit from higher Official Closing Levels of the Reference Asset at any time during the term of the Notes other than on the Call Valuation Dates.

The Notes will not bear interest.

As a holder of the Notes, you will not receive interest payments.

The Notes are subject to the credit risk of HSBC USA Inc.

The Notes are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Notes, including the principal at maturity or early redemption, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Notes.

The Notes are not insured by any governmental agency of the United States or any other jurisdiction.

The Notes are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the Notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity on the Notes.

PS-6

Changes that affect the Reference Asset will affect the market value of the Notes and the amount you will receive at maturity.

The policies of the reference sponsor concerning additions, deletions and substitutions of the constituents comprising the Reference Asset and the manner in which the reference sponsor takes account of certain changes affecting those constituents included in the Reference Asset may affect the value of the Reference Asset. The policies of the reference sponsor with respect to the calculation of the Reference Asset could also affect the value of the Reference Asset. The reference sponsor may discontinue or suspend calculation or dissemination of its Reference Asset. Any such actions could affect the value of the Notes.

Please read and pay particular attention to the section “Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the accompanying prospectus supplement.

Certain built-in costs are likely to adversely affect the value of the Notes prior to maturity.

The original issue price of the Notes includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the Notes. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase Notes from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

The Notes lack liquidity.

The Notes will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the Notes in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the Notes.

Potential conflicts of interest may exist.

HSBC and its affiliates play a variety of roles in connection with the issuance of the Notes, including acting as Calculation Agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes. We will not have any obligation to consider your interests as a holder of the Notes in taking any action that might affect the value of your Notes.

Uncertain tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

PS-7

ILLUSTRATIVE EXAMPLES

The below scenario analysis and examples are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Reference Asset relative to its Initial Level. We cannot predict the Final Level of the Reference Asset or the Official Closing Level of the Reference Asset on any Call Valuation Date. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the Reference Asset. The numbers appearing in the examples below have been rounded for ease of analysis. The following scenario analysis and examples illustrate the payment on the Maturity Date per $1,000 Principal Amount of Notes and assume the following:

Term:	3 years (unless earlier called)
Hypothetical Initial Level:	1,200
Hypothetical Barrier Level:	70% of the hypothetical Initial Level, observed only on the Final Valuation Date

The actual Initial Level and Barrier Level were determined on the Trade Date.

Call Premium and Call Prices on Call Valuation Dates:

Call Valuation Dates	Call Premium	Call Price
February 1, 2013	9.50%	$1,095
January 29, 2014	19.00%	$1,190
Final Valuation Date (January 27, 2015)	28.50%	$1,285

Example 1—The Reference Asset closes at 1,300 on the first Call Valuation Date – the Notes are called.

Because the Official Closing Level of the Reference Asset on the first Call Valuation Date (February 1, 2013) is at or above the Initial Level, the Notes are automatically called at the applicable Call Price of $1,095 per Note, representing a 9.50% return on the Notes.

Example 2— The Reference Asset closes at 1,300 on the Final Valuation Date – the Notes are called.

Because (i) the Official Closing Level of the Reference Asset on the first two Call Valuation Dates is below the Initial Level and (ii) the Official Closing Level of the Reference Asset on the final Call Valuation Date (which is also the Final Valuation Date) is above the Initial Level, the Notes are automatically called at the applicable Call Price of $1,285 per Note, representing a 28.50% return on the Notes.

Example 3— The Reference Asset closes below the Initial Level on all three Call Valuation Dates and the Final Level is greater than or equal to the Barrier Level – the Notes are NOT called.

Because the Official Closing Level of the Reference Asset on all three Call Valuation Dates is below the Initial Level, the Notes are not automatically called. Furthermore, because the Final Level is greater than or equal to the Barrier Level, you will receive the Principal Amount at maturity of $1,000 per Note (a return of zero percent).

Example 4— The Reference Asset closes below the Initial Level on all three Call Valuation Dates and the Final Level is less than the Barrier Level. In addition, the Reference Asset closes at 720 on the Final Valuation Date – the Notes are NOT called.

Because the Official Closing Level of the Reference Asset on all three Call Valuation Dates is below the Initial Level, the Notes are not automatically called. Because the Final Level is less than the Barrier Level, the Principal Amount of your Notes is at risk. Furthermore, because the Final Level is less than the Barrier Level, you will suffer a loss on the Notes of 40%. Expressed as a formula:

Reference Return = (720 – 1,200) / 1,200= -40.00%

Payment at Maturity = $1,000 + ($1,000 × -40%) = $600

In this example, you would lose some of your Principal Amount at maturity.

If the Final Level is less than the Barrier Level, you will be exposed to the decrease in the level of the Reference Asset and could lose all of your principal at maturity.

PS-8

The s&p 500® Index

Description of the SPX

The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The top 5 industry groups by market capitalization as of January 26, 2012 were: Information Technology, Financials, Energy, Health Care and Industrials.

For more information about the SPX, see “The S&P 500® Index” on page US3-4 of the accompanying underlying supplement no. 3.

Historical Performance of the SPX

The following graph sets forth the historical performance of the SPX based on the daily historical closing levels from January 26, 2007 through January 26, 2012. The closing level for the SPX on January 26, 2012 was 1,318.43. We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical levels of the SPX should not be taken as an indication of future performance, and no assurance can be given as to the SPX closing level on any Call Valuation Date.

CALL VALUATION DATES AND MATURITY DATE

The first paragraph of the section “Valuation Dates” in the accompanying underlying supplement no. 3 will be replaced with the following paragraph:

If a Call Valuation Date, including the Final Valuation Date, is not a scheduled trading day, then such Call Valuation Date or the Final Valuation Date, respectively, will be the next scheduled trading day. If a Market Disruption Event (as described in the accompanying underlying supplement no. 3) exists on a Call Valuation Date or the Final Valuation Date, then such Call Valuation Date or the Final Valuation Date, respectively, will be the next scheduled trading day for which there is no Market Disruption Event. If a Market Disruption Event exists with respect to a Call Valuation Date or the Final Valuation Date on five consecutive scheduled trading days, then that fifth scheduled trading day will be a Call Valuation Date or the Final Valuation Date (as applicable), and the Official Closing Level on such Call Valuation Date or the Final Level (as applicable) will be determined by the Calculation Agent by means of the formula for, and method of calculating of, the Reference Asset which applied just prior to the Market Disruption Event, using the relevant exchange’s traded or quoted price of each stock or other security in the Reference Asset (or if an event giving rise to a Market Disruption Event has occurred with respect to a stock or other security in the Reference Asset and is continuing on that fifth scheduled trading day, the Calculation Agent’s good faith estimate of the value for that stock or other security). If a Call Valuation Date other than the Final Valuation Date is postponed, then the corresponding Early Redemption Date will also be postponed by the same number of business days and no interest will be paid in respect of such postponement. If the Final Valuation Date is postponed, then the Maturity Date will also be postponed by the same number of business days and no interest will be paid in respect of such postponement.

EVENTS OF DEFAULT AND ACCELERATION

If the Notes have become immediately due and payable following an Event of Default (as defined in the accompanying prospectus) with respect to the Notes, the Calculation Agent will determine the accelerated payment due and payable in the same general manner as described in this pricing supplement except that in such a case, the scheduled trading day immediately preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining the Final Level. If a Market Disruption Event exists with respect to the Reference Asset on that scheduled trading day, then the accelerated Final Valuation Date will be postponed for up to five scheduled trading days (in the same manner used for postponing the originally scheduled Final Valuation Date). The accelerated Maturity Date will then be the third business day following the postponed accelerated Final Valuation Date.

PS-9

If the Notes have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the Notes. For more information, see “Description of Debt Securities — Events of Default” in the accompanying prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the Notes. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the Notes from HSBC for distribution to other registered broker-dealers or will offer the Notes directly to investors. HSBC Securities (USA) Inc. will offer the Notes at the offering price set forth on the cover page of this pricing supplement and will receive underwriting discounts and commissions of up to 2.50%, or $25.00, per $1,000 Principal Amount of Notes. HSBC Securities (USA) Inc. may re-allow up to the full amount of the selling concessions of up to 2.50%, or $25.00, per $1,000 Principal Amount of Notes on sales of such Notes by other brokers or dealers.

An affiliate of HSBC has paid or may pay in the future an amount to broker-dealers in connection with the costs of the continuing implementation of systems to support these securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the Notes, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution” on page S-52 in the prospectus supplement. All references to NASD Rule 2720 in the prospectus supplement shall be to FINRA Rule 5121.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the Notes, and therefore significant aspects of the tax treatment of the Notes are uncertain as to both the timing and character of any inclusion in income in respect of the Notes.  Under one approach, the Notes should be treated as pre-paid forward or other executory contracts with respect to the Index.  We intend to treat the Notes consistent with this approach.  Pursuant to the terms of the Notes, you agree to treat the Notes under this approach for all U.S. federal income tax purposes. Notwithstanding any disclosure in the accompanying prospectus supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin llp. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Sidley Austin llp, it is reasonable to treat the Notes as pre-paid forward or other executory contracts with respect to the Reference Asset.  Pursuant to this approach, we do not intend to report any income or gain with respect to the Notes prior to their maturity or an earlier sale, exchange or call and we intend to treat any gain or loss upon maturity or an earlier sale, exchange or call as long-term capital gain or loss, provided that you have held the Note for more than one year at such time for U.S. federal income tax purposes.  For a further discussion of the U.S. federal income tax consequences related to the Notes, see the section “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

VALIDITY OF THE NOTES

In the opinion of Sidley Austin llp, as counsel to the Issuer, when the notes offered by this pricing supplement have been executed and issued by the Issuer and authenticated by the trustee pursuant to the senior indenture referred to in this pricing supplement, and delivered against payment as contemplated herein, such notes will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the Federal laws of the United States, the laws of the State of New York and the Maryland General Corporation Law as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the senior indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated December 14, 2011, which has been filed as an exhibit to a Current Report on Form 8-K filed by the Issuer on December 14, 2011.

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